Exhibit 99.1

New York, September 28, 2026: Flutter Entertainment plc (NYSE: FLUT) (“Flutter”) the world’s leading online sports betting and iGaming operator notes the provisional executive order issued by the Brazilian Government banning online betting and gaming in Brazil.

Complying with the provisional executive measures announced on September 25, 2026, Flutter has ceased operating sports betting and iGaming in Brazil. Flutter is extremely disappointed by this development and is reviewing all available options, including the potential to appeal. Flutter continues to engage constructively with the Brazilian authorities on sensible, effective regulation to protect customers from the risks of the unregulated market.

The executive order is expected to require Congressional approval or amendment within 120 days to remain in effect. Should Congress reject this measure, we would expect our online sports betting and iGaming activity to recommence.

If Flutter Brazil is unable to operate for the remainder of the year, it is expected to result in a reduction to 2026 revenue of approximately $70m and a reduction in adjusted EBITDA of approximately $20m.

At this stage, Flutter is assessing the associated non-cash accounting implications1 of the announced measures and will provide additional disclosures in due course.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, we may incur additional or unexpected costs in connection with the matters discussed in this press release. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

[1]	At Q2 2026, Flutter Brazil’s carrying value primarily included $539m goodwill, $127m online customer relationships, $124m trademarks and $31m computer software and technology.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betfair, MaxBet, Adjarabet and Betnacional. We are the industry leader with $16,383m of revenue globally for fiscal 2025, up 17% YoY, and $4,326m of revenue globally for the quarter ended June 30, 2026.

Contacts:

Investor Relations:	Media Relations:

Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications

Ciara O’Mullane, Investor Relations	Lindsay Dunford, Corporate Communications

Sophie Nottage, Investor Relations	Rob Allen, Corporate Communications

Email: investor.relations@flutter.com	Email: corporatecomms@flutter.com